UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2009

LATERAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Lateral Media, Inc., a Delaware corporation (“Lateral Media” or the “Company) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Lateral Media undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Unless the context otherwise indicates, the use of the terms “we,” “our” or “us” refers to the business and operations of Lateral Media.

Item 5.06	Change in Shell Company Status.

As described below and as previously reported on that certain Current Report on Form 8-K dated December 2, 2008 and filed with the Securities and Exchange Commission (“SEC”) on December 8, 2008, on December 2, 2008, the Company purchased minimal, non-operational assets from Grupo Grandioso, LLC and hired Jeffrey Schwartz as its Chief Executive Officer. Since that date, the Company purchased additional assets, has hired additional employees and has developed its assets and grown its operations such that it no longer is a shell company.

SUMMARY DESCRIPTION OF BUSINESS

Historical Operations of Lateral Media

Lateral Media, formerly Asianada, Inc., was incorporated in the State of Nevada on February 17, 2006, as an exploration stage company. The Company was engaged in acquiring and exploring mineral properties until June 15, 2007, when this activity was abandoned.

On June 15, 2007, Trinad Capital Master Fund, Ltd., an exempted Cayman Island Company (“TCMF”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain stockholders, (the “Stockholders”) of the Company. Pursuant to the terms of the Securities Purchase Agreement, the Stockholders sold 7,595,200 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing 94% of the issued and outstanding Common Stock as of June 15, 2007 (the “Closing”), to TCMF. In consideration of the purchase of the Shares, TCMF paid at Closing the total sum of $700,000, pursuant to and in accordance with the terms of the Securities Purchase Agreement.

On September 27, 2007, the Company, through a merger of Asianda, Inc., a Nevada corporation with and into its wholly-owned, newly formed Delaware subsidiary, Asianada, Inc., reincorporated in the State of Delaware.

On December 2, 2008, the Company entered into an asset purchase agreement (the “Purchase Agreement”) with Grupo Grandioso, LLC (the “Seller”) and Jeffrey Schwartz, the managing member of the Seller, pursuant to which the Company acquired a portfolio of a variety of website domain names, including some relating to the auto industry such as AutoSuperSaver.com and LuxuryCarSpot.com, from the Seller (the “Assets”). In consideration for the Assets, the Company issued to the Seller a warrant to purchase 1,800,000 shares of the Company’s Common Stock at an exercise price of $1.25 per share (the “Warrant”), and an unsecured contingent promissory note with an initial principal balance of $1,000,000 (the “Note”).

In connection with the Purchase Agreement, the Company entered into an employment agreement with Jeffrey Schwartz, pursuant to which Mr. Schwartz became Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company. Mr. Schwartz’s employment is for a term of three years at a base salary of $250,000 per year.

On January 12, 2009, the Company announced the launch of the Recycler Publishing Network of websites including www.expertautos.com, www.fordusedcarsales.com  www.hondausedcarsales.com  and www.toyotausedcarsales.com

Prior to the filing of this Current Report on Form 8-K, the Company was a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. The Company had minimal operations and minimal assets. Since December 2, 2008, the Company has hired employees and is actively pursuing the acquisition of additional assets while continuing to develop and utilize its current assets.

INDUSTRY OVERVIEW

Lateral Media is a development stage company whose mission is to build a unique combination of online publishing and performance marketing companies through asset acquisition, merger, exchange of capital stock, or other business combinations with domestic or foreign businesses.  The Company operates in the online advertising and performance marketing categories.  Today, consumers are rapidly adopting the Internet as a source of information and activity.  According to data from Barclays Capital, approximately 75% of U.S. households are connected to the Internet, with broadband accounting for 84% of those connections. Online penetration is up from 50% in 2001 and they believe that penetration can get close to 80% by 2010 and that broadband homes can account for 90% of all connections, up from only 20% in 2001.

As online adoption and penetration grows, consumers increasingly turn to the Internet to find service professionals, buy and sell goods, and actively seek information and content to inform and facilitate consumption decisions.  As this trend continues, advertisers are increasingly migrating to the Internet to communicate with these consumers.  According to the Interactive Advertising Bureau (IAB) and PricewaterhouseCoopers LLP (PwC), Internet advertising revenues reached almost $5.9 billion for the third quarter of 2008, representing an 11% increase over the same period in 2007.  The overall trend of online advertising growth outpacing traditional advertising growth is expected to continue.

DESCRIPTION OF OUR BUSINESS

Overview

Lateral Media is a development stage company whose mission is to build a unique combination of online publishing and performance marketing companies through asset acquisition, merger, exchange of capital stock, or other business combination with domestic or foreign businesses.

The Company intends to operate in several sectors within online publishing and performance marketing, including the automotive sector, financial services, and professional services.  With the recent launch of the Recycler Publishing Network, the Company now owns and maintains a portfolio of websites and domains in the automotive sectors.  The domains, including www.expertautos.com, are designed to facilitate the sales process for private parties attempting to sell their car, classic, boat, motorcycle, or heavy equipment online.  The sites are designed to distribute their inventory across the Internet to increase exposure for our private party advertisers.

Competition

Lateral Media operates in the online publishing and performance marketing sector.  As such, there are several companies who compete with Lateral Media, including web content and search portals, such as Yahoo, Google, and MSN, who garner a substantial amount of web searches and traffic related to the current and future business categories of Lateral Media.  Lateral Media also competes with vertical specific companies, such as AutoTrader and Cars.com, who have substantial traffic and sales in the automotive categories. Additionally, Lateral Media competes with a number of performance marketing companies, including QuinnStreet, TranzAct, and Moxy Media who have substantial performance marketing businesses in various categories.

Intellectual Property

Lateral Media will build software systems that may be proprietary in nature.  Lateral Media acquired certain assets from Grupo Grandioso, including domains and a software system designed to facilitate the Recycler Publishing Network.  As the Company makes acquisitions, it may purchase other intellectual property.

EMPLOYEES

As of February 12, 2009, we had eight employees and approximately 50 independent sales representatives. None of our employees are represented by a labor union or are parties to a collective bargaining agreement, and we believe our relationship with our employees is good.

RISK FACTORS

You should carefully consider each of the risks described below and other information contained in this Current Report on Form 8-K, including our financial statements and the related notes.  The following risks and the risks described elsewhere in this Current Report on Form 8-K, including in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” could materially affect our business, prospects, financial condition, operating results or cash flow.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business.  If any of these risks materialize, the trading price of our common stock could decline.

Risks Related to Our Business

We have a limited operating history, which may make it difficult to evaluate our business.

Lateral Media was organized in February 2006 and has a limited history of generating revenues, and the future revenue potential of our business is uncertain. As a result of our short operating history, we have limited financial data that can be used to evaluate our business. Any evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties encountered by companies in our stage of development. We cannot assure our investors that we will be able to introduce our proposed products, operate our business successfully or implement our strategies as described in this Current Report on Form 8-K or otherwise be successful in generating any revenues from our activities.  We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our business objectives.

We have experienced operating losses, and expect to incur future losses.

We are currently incurring start-up costs which consist primarily of management and corporate salaries, rent, and professional fees. Until we generate sufficient income to cover these costs, we will continue to report operating losses.

If we lose our key personnel or are unable to attract, train and retain additional highly qualified sales, marketing, managerial and technical personnel, our business may suffer.

Our future success depends on our ability to identify, hire, train and retain highly qualified sales, marketing, managerial and technical personnel. In addition, as we introduce new services we may need to hire additional personnel. We may not be able to attract, assimilate or retain such personnel in the future. The inability to attract and retain the necessary managerial, technical, sales and marketing personnel could have a material adverse effect on our business, results of operations and financial condition.

Our business and operations are substantially dependent on the performance of our executive officers and key employees. The loss of the services of one or more of our executive officers or key employees could have a material adverse effect on our business, results of operations and financial condition.

Growth may place significant demands on our management and our infrastructure.

     We operate in an emerging market and have experienced, and may continue to experience, growth in our business through internal growth and acquisitions. This growth has placed, and may continue to place, significant demands on our management and our operational and financial infrastructure. Continued growth could strain our ability to:

•	develop and improve our operational, financial and management controls;

•	enhance our reporting systems and procedures;

•	recruit, train and retain highly skilled personnel;

•	maintain our quality standards; and

•	maintain branded content owner, wireless carrier and end-user satisfaction.

     Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

Our business activities may require additional financing that might not be obtainable on acceptable terms, if at all, which could have a material adverse effect on our financial condition, liquidity and our ability to operate going forward.

Although there can be no assurance, our management believes that based on our current plan there are sufficient capital resources from operations, to finance our operational requirements through at least the next twelve months. If we incur operating losses, or if unforeseen events occur that would require additional funding, we may need to raise additional capital or incur debt to fund our operations. We would expect to seek such capital through sales of additional equity or debt securities and/or loans from financial institutions, but there can be no assurance that funds will be available to us on acceptable terms, if at all, and any sales of additional securities will be dilutive to investors.

Failure to obtain financing or obtaining financing on unfavorable terms could result in a decrease in our stock price and could have a material adverse effect on future operating prospects, or require us to significantly reduce operations.

Changes to financial accounting standards could make it more expensive to issue stock options to employees, which would increase compensation costs and might cause us to change our business practices.

     We prepare our financial statements to conform with accounting principles generally accepted in the United States. These accounting principles are subject to issuance of new principles and interpretation of existing principles by the Financial Accounting Standards Board, or FASB, the SEC, and various other bodies. A change in those principles could have a significant effect on our reported results and might affect our reporting of transactions completed after a change is announced. For example, we have used stock options as a fundamental component of our employee compensation packages. We believe that stock options directly motivate our employees to maximize long-term stockholder value and, through the use of vesting, encourage employees to remain in our employ. Several regulatory agencies and entities may make regulatory changes that could make it more difficult or expensive for us to grant stock options to employees.  We may, as a result of these changes, incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, any of which could materially and adversely affect our business, operating results and financial condition.

Our quarterly financial results are subject to significant fluctuations which may make it difficult for investors to predict our future performance.

Our quarterly operating results may fluctuate in the future due to many factors. Our expense levels are based in part on our expectations of future revenues which may vary significantly. If revenues do not increase faster than expenses, our business, results of operations and financial condition will be materially and adversely affected. Other factors that may adversely affect our quarterly operating results include:

•	our ability to retain existing customers, attract new customers, and maintain customer satisfaction,

•	the announcement or introduction of new sites, services and products by us or our competitors,

•	general economic conditions and economic conditions specific to the Internet, online commerce or the automotive industry,

•
a decline in the usage levels of online services and consumer acceptance of the Internet and commercial online services for the purchase of consumer products and services such as those marketed or advertised by us,

•	our ability to upgrade and develop our systems and infrastructure and to attract new personnel in a timely and effective manner,

•	the level of traffic on our websites and other sites that refer traffic to our websites,

•	technical difficulties, system downtime, Internet brownouts or electricity blackouts,

•	the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure,

•	costs of any adverse judgments resulting from litigation,

•	costs of defending and enforcing our intellectual property rights,

•	governmental regulation,

•	unforeseen events affecting the industry, and

•	the current economic climate.

We are a relatively new business in an emerging industry and need to manage the introduction of new products and services in order to avoid increased expenses without corresponding revenues.

We have been introducing new products and services to consumers and dealers in order to establish ourselves as a leader in the evolving market for Internet marketing services. Introducing new or enhanced products and services, requires us to increase expenditures before we generate revenues. For example, we may need to hire personnel to oversee the introduction of new services before we generate revenues from these services. Our inability to generate satisfactory revenues from such expanded services to offset costs could have a material adverse effect on our business, results of operations and financial condition.

We must also:

•	test, introduce and develop new services and products, including enhancing our websites,

•	expand the breadth of products and services offered,

•	expand our market presence through relationships with third parties, and

•	acquire new or complementary businesses, products or technologies.

We cannot assure that we can successfully achieve these objectives.

If we cannot build and maintain strong brand loyalty, our business may suffer.

We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the Expert Autos and other brands will depend largely on our ability to obtain a leadership position in Internet commerce. If consumers do not perceive us as an effective channel for sales, or consumers do not perceive us as offering reliable information, we will be unsuccessful in promoting and maintaining our brands. Our failure to develop our brands sufficiently would have a material adverse effect on our business, results of operations and financial condition.

Competition could reduce our market share and harm our financial performance. Our market is competitive not only because the Internet has minimal barriers to entry, but also because we compete directly with other companies in the offline environment.

Our vehicle marketing services compete against a variety of Internet and traditional vehicle purchasing services, automotive brokers and classified advertisement providers. Therefore, we are affected by the competitive factors faced by both Internet commerce companies as well as traditional, offline companies within the automotive and automotive-related industries. The market for Internet-based commercial services is relatively new. Our business is characterized by minimal barriers to entry, and new competitors can launch a competitive service at relatively low cost. To compete successfully, we must significantly increase awareness of our services and brand names and deliver satisfactory value to our customers. Failure to compete successfully will cause our revenues to decline and would have a material adverse effect on our business, results of operations and financial condition.

We may be particularly affected by general economic conditions due to the nature of the automotive industry.

At this time, the economic strength of the automotive industry significantly impacts the revenues we derive and consumer traffic to our websites. The automotive industry is cyclical, with vehicle sales fluctuating due to changes in national and global economic forces. Purchases of vehicles are typically discretionary for consumers and may be particularly affected by negative trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income (such as employment, wages and salaries, business conditions, energy prices and interest rates in regional and local markets). Because the purchase of a vehicle is a significant investment and is relatively discretionary, any reduction in disposable income in general or a general increase in interest rates, energy prices or a general tightening of lending may affect us more significantly than companies in other industries. Given the general economic downturn that we are is currently experiencing, we expect the decline of total vehicle sales to negatively impact our business and financial decision.

Threatened terrorist acts and the ongoing military action have created uncertainties in the automotive industry and domestic and international economies in general. These events may have an adverse impact on general economic conditions, which may reduce demand for vehicles and consequently our services and products which could have an adverse effect on our business, financial condition and results of operations. At this time, however, we are not able to predict the nature, extent and duration of these effects on overall economic conditions on our business, financial condition and results of operations.

We cannot assure that our business will not be materially adversely affected as a result of an industry or general economic downturn.

Marketing laws and regulations may materially limit our ability to offer our products and services to consumers.

We market our consumer products and services through a variety of marketing channels, including direct mail, outbound telemarketing, inbound telemarketing, inbound customer service and account activation calls, email, mass media and the internet. These channels are subject to both federal and state laws and regulations. Federal and state laws and regulations may limit our ability to market to new subscribers or offer additional services to existing subscribers, which may have a material impact on our ability to sell our services.

Changes in government regulations of Internet commerce may result in increased costs that may reduce our future earnings.

Because our business is dependent on the Internet, the adoption of new local, state or national laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our services and increase our costs or otherwise have a material adverse effect on our business, results of operations and financial condition.

 Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

Evolving government regulations may require future licensing which could increase administrative costs or adversely affect our revenues.

In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. Compliance with these future laws and regulations may require us to obtain appropriate licenses at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, thereby potentially reducing our future results of operations.

If we are unable to be licensed to comply with additional regulations, or are otherwise unable to comply with regulations required by changes in current operations or the introduction of new services, we could be subject to fines or other penalties or be compelled to discontinue operations in such states, and our business, results of operation and financial condition could be materially and adversely affected.

There are many risks associated with consummated and potential acquisitions.

We may evaluate potential acquisitions which we believe will complement or enhance our existing business. If we acquire another company in the future, it may dilute the value of existing stockholders’ ownership. The impact of dilution may restrict our ability or otherwise not allow us to consummate acquisitions. Issuance of equity securities may restrict utilization of net operating loss carry forwards because of an annual limitation due to ownership change limitations under the Internal Revenue Code. We may also incur debt and losses related to the impairment of goodwill and acquired intangible assets if we acquire another company or business, and this could negatively impact our results of operations. We currently do not have any definitive agreements to acquire any company or business, and we may not be able to identify or complete any acquisition in the future.

Acquisitions involve numerous risks. For example:

•	It may be difficult to assimilate the operations and personnel of an acquired business into our own business,

•	Management information and accounting systems of an acquired business must be integrated into our current systems,

•	Our management must devote its attention to assimilating the acquired business which diverts attention from other business concerns,

•	We may enter markets in which we have limited prior experience, and

•	We may lose key employees of an acquired business.

Our success is dependent on keeping pace with advances in technology. If we are unable to keep pace with advances in technology, consumers may stop using our services and our revenues will decrease. If we are required to invest substantial amounts in technology, our results of operations will suffer.

The Internet and electronic commerce markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service and product introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing websites and technology obsolete. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. If we are unable to adapt to changing technologies, our business, results of operations and financial condition could be materially and adversely affected. Our performance will depend, in part, on our ability to continue to enhance our existing services, develop new technology that addresses the increasingly sophisticated and varied needs of our prospective customers, license leading technologies and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our websites and other proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our websites, or other proprietary technology to customer requirements or to emerging industry standards. In addition, if we are required to invest substantial amounts in technology in order to keep pace with technological advances, our results of operations will suffer.

We are vulnerable to electricity and communications system interruptions. The majority of our primary servers are located in a few locations. If electricity or communications to such locations or to our headquarters were interrupted, our operations would be adversely affected.

Our production websites and certain systems, are currently hosted at secure third-party hosting facilities.

Although backup servers are available, our primary servers are vulnerable to interruption by damage from fire, earthquake, flood, power loss, telecommunications failure, break-ins and other events beyond our control. In the event that we experience significant system disruptions, our business, results of operations and financial condition would be materially and adversely affected. We have, from time to time, experienced periodic systems interruptions and anticipate that such interruptions will occur in the future.

Our main production systems and our content management systems are hosted in secure facilities with generators and other alternate power supplies in case of a power outage. In the event we are affected by interruptions in service, our business, results of operations and financial condition could be materially and adversely affected.

Internet-related issues may reduce or slow the growth in the use of our services in the future.

Critical issues concerning the commercial use of the Internet, such as ease of access, security, privacy, reliability, cost, and quality of service may impact the growth of Internet use. If periods of decreased performance, outages or delays on the Internet occur frequently or other critical issues concerning the Internet are not resolved, overall Internet usage or usage of our websites could increase more slowly or decline, which would cause our business, results of operations and financial condition to be materially and adversely affected.

Our computer infrastructure may be vulnerable to security breaches. Any such problems could jeopardize confidential information transmitted over the Internet, cause interruptions in our operations or cause us to have liability to third persons.

Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could cause us to have liability to one or more third parties and disrupt all or part of our operations. A party able to circumvent our security measures could misappropriate proprietary information, customer information or consumer information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information such as personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our current insurance program may protect us against some, but not all, of such losses. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

Misappropriation or infringement of our intellectual property and proprietary rights could impair our competitive position. Enforcement actions to protect our intellectual property could materially and adversely affect our business, results of operations and financial condition.

Our ability to compete depends upon our proprietary systems and technology. While we rely on trademark, trade secret, patent and copyright law, confidentiality agreements and technical measures to protect our proprietary rights, we believe that the technical and creative skills of our personnel, continued development of our proprietary systems and technology, brand name recognition and reliable website maintenance are more essential in establishing and maintaining a leadership position and strengthening our brands. As part of our confidentiality procedures, we generally enter into confidentiality agreements with our employees and consultants and limit access to our trade secrets and technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult. We cannot assure that the steps taken by us will prevent misappropriation of technology or that the agreements entered into for that purpose will be enforceable. Effective trademark, service mark, patent, copyright and trade secret protection may not be available where our products and services are made available online. In addition, litigation may be necessary to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity. Any litigation, even if successful, could result in substantial costs and diversion of resources and management attention and could materially adversely affect our business, results of operations and financial condition. Misappropriation of our intellectual property or potential litigation could also have a material adverse effect on our business, results of operations and financial condition.

We may face risk of claims from third parties relating to intellectual property. In addition, we may incur liability for retrieving and transmitting information over the Internet. Such claims and liabilities could harm our business.

As part of our business, we make Internet services and content available to our customers. This creates the potential for claims to be made against us, either directly or through contractual indemnification provisions with third parties. We could face liability for information retrieved from or transmitted over the Internet and liability for products sold over the Internet. We could be exposed to liability with respect to third-party information that may be accessible through our websites, links or car review services. Such claims might, for example, be made for defamation, negligence, patent, copyright or trademark infringement, personal injury, breach of contract, unfair competition, false advertising, invasion of privacy or other legal theories based on the nature, content or copying of these materials. Such claims might assert, among other things that, by directly or indirectly providing links to websites operated by third parties we should be liable for copyright or trademark infringement or other wrongful actions by such third parties through such websites. It is also possible that, if any third-party content provided on our websites contains errors, consumers could make claims against us for losses incurred in reliance on such information. Any claims could result in costly litigation, divert management’s attention and resources, cause delays in releasing new or upgrading existing services or require us to enter into royalty or licensing agreements.

We also enter into agreements with other companies under which any revenue that results from the purchase or use of services through direct links to or from our websites or on our websites is shared. Such arrangements may expose us to additional legal risks and uncertainties, including disputes with such parties regarding revenue sharing, local, state and federal government regulation and potential liabilities to consumers of these services, even if we do not provide the services ourselves. We cannot assure that any indemnification provided to us in our agreements with these parties, if available, will be adequate.

Even to the extent such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. The imposition upon us of potential liability for information carried on or disseminated through our system could require us to implement measures to reduce our exposure to such liability, which might require the expenditure of substantial resources or limit the attractiveness of our services to consumers, dealers and others.

Litigation regarding intellectual property rights is common in the Internet and software industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. There can be no assurance that our services do not infringe on the intellectual property rights of third parties.

From time to time, plaintiffs have brought these types of claims and sometimes successfully litigated them against online services. Our liability insurance may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to Our Common Stock

There is a limited trading market for our common stock.

Although prices for our shares of common stock are quoted on the OTC Bulletin Board (under the symbol LTLM.OB), there is no established public trading market for our common stock, and no assurance can be given that a public trading market will develop or, if developed, that it will be sustained.

The liquidity of our common stock will be affected by its limited trading market.

Bid and ask prices for shares of our common stock are quoted on the OTC Bulletin Board under the symbol LTLM.OB. There is currently no broadly followed, established trading market for our common stock. While we are hopeful that, now that we are an operating company, we will command the interest of a greater number of investors, an established trading market for our shares of common stock may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our common stock. As a result of the lack of trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

If and when a trading market for our common stock develops, the market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the current price.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in our revenues and operating expenses;

•	developments in the financial markets, and the worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	fluctuations in merchant credit card interest rates;

•	significant sales of our common stock or other securities in the open market; and

•	changes in accounting principles.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring or additional assets, or establishing strategic relationships with targeted customers and manufacturers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company, and this could negatively impact our earnings and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

“Penny stock” rules may restrict the market for our common stock.

Our common stock is subject to rules promulgated by the SEC relating to “penny stocks,” which apply to companies whose shares are not traded on a national stock exchange or on NASDAQ, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the SEC. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our common stock and may affect the secondary market for our common stock. These rules could also hamper our ability to raise funds in the primary market for our common stock.

If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting and will require us to have our independent registered public accounting firm attest to our evaluation beginning with our Annual Report on Form 10-K for the year ending June 30, 2010. We are in the process of preparing and implementing an internal plan of action for compliance with Section 404 and strengthening and testing our system of internal controls to provide the basis for our report. The process of implementing our internal controls and complying with Section 404 will be expensive and time– consuming, and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness or a significant deficiency in our internal control, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.  In addition, a delay in compliance with Section 404 could subject us to a variety of administrative sanctions, including ineligibility for short form resale registration, action by the SEC, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business.

We do not anticipate paying dividends.

We have never paid cash or other dividends on our common stock. Payment of dividends on our common stock is within the discretion of our Board and will depend upon our earnings, our capital requirements and financial condition, and other factors deemed relevant by our Board of Directors. However, the earliest our Board would likely consider a dividend is if we begin to generate excess cash flow.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively beneficially own approximately 95.6% of our outstanding common stock. As a result, this group will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and, accordingly, this group could cause us to enter into transactions or agreements that we would not otherwise consider.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our financial statements and related notes included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those set forth under “Risk Factors” and elsewhere in this filing.

Overview

Lateral Media is a development stage company whose mission is to build a unique combination of online publishing and performance marketing companies through asset acquisition, merger, exchange of capital stock, or other business combination with domestic or foreign businesses.

The Company intends to operate in several sectors within online publishing and performance marketing, including the automotive sector, financial services, and professional services.  With the recent launch of the Recycler Publishing Network, the Company now owns and maintains a portfolio of websites and domains in the automotive sectors.  The domains, including www.expertautos.com, are designed to facilitate the sales process for private parties attempting to sell their car, classic, boat, motorcycle, or heavy equipment online.  The sites are designed to distribute the sites’ inventory across the Internet in order to increase exposure for our private party advertisers.

Several factors will impact the success of our business at this time, including but not limited to, the general economy, the automotive market, our ability to generate visitors to our websites, our ability to acquire advertiser leads, our ability to manage multiple websites, and our ability to effectively sell and deliver on the value proposition to consumers.  We are also heavily reliant on marketing partnerships, both paid and unpaid, to distribute our customers’ advertisements across the Internet, and on various telemarketing strategies to contact prospective advertisers.

As Lateral Media continues, the expectation is that we will acquire and build businesses outside of the automotive sector.  At that time, we will be impacted by the aforementioned factors as well as the risk factors discussed herein, among other factors.

Liquidity and Capital Resources

Prior to its growth, the Company was a public shell company with no operations. The primary sources of liquidity have historically been issuances of common stock and a loan agreement with TCMF and the Company dated as of July 11, 2007, as subsequently amended on November 15, 2007, April 18, 2008 and August 1, 2008 (the “Loan Agreement”). Under the Loan Agreement, TCMF agreed to provide loans to the Company in the principal amount of up to $750,000. See “Certain Relationships and Related Party Transactions.” In the future, we anticipate that our primary sources of liquidity will be cash generated from our operating activities.

As of January 31, 2009, the Company had $57,743 of cash and $400,000 available under the Loan Agreement and management believes it has sufficient cash to satisfy the Company’s monetary needs in the next twelve months. We may however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities in order to obtain a credit facility. The sale of additional equity or debt securities could result in additional dilution to our stockholders. The incurrence of increased indebtedness would result in additional debt services obligations and could result in additional operating and financial covenants that could restrict our operations. In addition, there can be no assurance that any additional financing will be available on acceptable terms, if at all.

DESCRIPTION OF PROPERTY

On May 1, 2008, the Company executed a lease agreement with Trinad Management, LLC (“Trinad”), an affiliate of TCMF, pursuant to which the Company agreed to a month-to-month sublease of 15% of the current premises leased by Trinad from Irvine Company in the amount of $3,500 per month.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock on February 12, 2009, immediately prior to and immediately following the Closing by (i) each of our executive officers and directors, (ii) all persons, including groups, known to us to own beneficially more than five percent (5%) of our outstanding common stock, and (iii) all current executive officers and directors as a group. As of February 12, 2009, there were a total of 9,143,836 shares of our common stock outstanding.

	Beneficially Owned as of February 12, 2009 (1)(2)
	Number of Shares	Percent of Class
Name and Address of Owner

Trinad Capital Master Fund Ltd. (TCMF)(3)	8,659,036	94.7%
Grupo Grandioso, LLC(4)	1,800,000	16.4%
Current directors or officers:
Robert S. Ellin (5)	8,696,536	94.7%
Jay A. Wolf (6)	8,677,786	94.7%
Jeffrey Schwartz (4)	1,800,000	16.4%
Charles Bentz (7)	12,500	*
Barry Regenstein (8)	6,250	*
All current directors and named executive officers as a group (five persons)	10,534,036	95.6%
* Less than one percent

(1) Except as otherwise indicated, the address of each of the following persons is c/o Lateral Media, Inc., 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

(2) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of February 12, 2009, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Represents 8,659,036 shares of common stock held by TCMF. Each of Robert Ellin and Jay Wolf disclaims beneficial ownership of these securities except to the extent of their pecuniary interest therein.

(4) Represents 1,800,000 shares of common stock underlying currently exercisable warrants held by Grupo Grandioso, LLC. Jeffrey Schwartz is the managing member of Grupo Grandioso, LLC and could be deemed to indirectly and beneficially own the shares held by Grupo Grandioso, LLC. The address for Grupo Grandioso, LLC is 23679 Calabasas Road, Suite 773, Calabasas, CA 91302.

(5) Consists of 8,659,036 shares of common stock held by TCMF and 37,500 shares of common stock underlying options.

(6) Consists of 8,659,036 shares of common stock held by TCMF and 18,750 shares of common stock underlying options.

(7) Represents 12,500 shares of common stock underlying options.

(8) Represents 6,250 shares of common stock underlying options.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth our current directors and executive officers:

Name	Age	Position(s)
Jeffrey Schwartz	43	Chief Executive Officer, Chairman
Jay Wolf	35	Director and Secretary
Charles Bentz	45	Chief Financial Officer
Robert S. Ellin	43	Director
Barry Regenstein	51	Director

Biographical information for our directors and executive officers are as follows:

Robert S. Ellin.  Mr. Ellin has served as a director since June 15, 2007 and until December 2, 2008 served as our Chief Executive Officer. Mr. Ellin is one of the Managing Members of Trinad Management, LLC.  Mr. Ellin is also a Managing Member of Trinad Capital Master Fund, Ltd., our principal stockholder and a hedge fund dedicated to investing in micro-cap public companies. Mr. Ellin is also Chief Executive Officer of Zoo Entertainment, Inc. and President of Noble Medical Technologies, Inc. Mr. Ellin currently sits on the boards of Command Security Corporation, Zoo Entertainment, Inc., Mandalay Media, Inc., New Motion, Inc. and Noble Medical Technologies, Inc. Prior to joining Trinad Capital Master Fund Ltd., Mr. Ellin was the founder and President of Atlantis Equities, Inc., a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public company as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, Mr. Ellin spearheaded investments into ThQ, Inc, Grand Toys, Forward Industries, Inc. and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received his B.A. from Pace University.

Jay A. Wolf.  Mr. Wolf has served as a director since June 25, 2007 and as the Company’s Secretary since June 15, 2007 and is one of the Managing Members of Trinad Management, LLC. Mr. Wolf is also a Managing Director of Trinad Capital Master Fund Ltd, Chairman and Chief Executive Officer of Noble Medical Technologies, Inc. and Secretary of Zoo Entertainment, Inc. Mr. Wolf currently sits on the boards of Mandalay Media, Inc., Zoo Entertainment, Inc., ProLink Holdings Corp., Hythiam, Inc. and Xcorporeal, Inc.  Mr. Wolf has ten years of investment and operations experience in a broad range of industries. Mr. Wolf is a co-founder of Trinad Capital, L.P., where he served as a managing director since its inception in 2003. Prior to founding Trinad, Mr. Wolf served as the Executive Vice–President of Corporate Development for Wolf Group Integrated Communications where he was responsible for the company's acquisition program. Prior to Wolf Group Integrated Communications, Mr. Wolf worked at Canadian Corporate Funding, a Toronto-based merchant bank, in the senior debt department, and subsequently for Trillium Growth, the Canadian Corporate Funding's venture capital fund. Mr. Wolf received his B.A from Dalhousie University.

Charles Bentz.  Mr. Bentz has served as our Chief Financial Officer since June 15, 2007 and has 20 years of accounting and administrative experience and is a Certified Public Accountant.  Mr. Bentz is also Chief Financial Officer and Secretary of Noble Medical Technologies, Inc. and Chief Financial Officer of Zoo Entertainment, Inc. Mr. Bentz is a member of the Board of Directors of Noble Medical Technologies, Inc. Prior to joining to joining Trinad Management, LLC, Mr. Bentz was a Vice President and the Controller of Fletcher Asset Management; Vice President, Controller and Head of Fund Administration & Compliance of the Reserve Funds; Vice President and head of fund Administration & Compliance of BlackRock Inc.; Vice president and Controller of HHF Acquisition Corp.; and Associate Vice President of Prudential Mutual Fund Management.  Mr. Bentz began his career at Deloitte & Touche, and holds a Bachelor of Science in Accounting from Villanova University.

Barry I. Regenstein. Mr. Regenstein has served as a director since June 15, 2007.  Mr. Regenstein is also the President and Chief Financial Officer of Command Security Corporation. Trinad Capital Master Fund, Ltd. is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad Capital Master Fund, Ltd. Mr. Regenstein has over 28 years of experience with 23 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the company’s Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein currently sits of the boards of GTJ Co., Inc., ProLink Holdings Corp. and Zoo Entertainment, Inc.  Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.

Jeffrey Schwartz. Mr. Schwartz has served as our Chief Executive Officer and Chairman since December 2, 2008. Previously, Mr. Schwartz served as President and Chief Executive Officer of Autobytel, Inc. from December 2001 to April 2005, and as its Vice Chairman from April 2005 to April 2006, where he created a leading online automotive marketing services company, with a market capitalization exceeding $500 million, and having over 25,000 participating dealer franchises and operations in the U.S., Europe and Asia. Prior to joining Autobytel, Mr. Schwartz was President and Chief Executive Officer and a director of Autoweb.com, Inc. from November 2000 to August 2001. He previously served as Autoweb’s Vice President, Strategic Development from October 1999 to November 2000. From 1995 to October 1999, Mr. Schwartz held various positions at The Walt Disney Company, including Corporate Vice President with responsibilities in corporate alliance business development.  In 2006, Mr. Schwartz founded and was chairman of AutoCentro, an automotive retail network focused on the Hispanic market, and most recently, from June 2007 to present, Mr. Schwartz was founder and managing partner of Vertical Passion Media, LLC, a creator of web publishing and advertising properties.  Mr. Schwartz received Bachelor of Arts, Master of Arts, and Ph.D. degrees in Political Science from the University of Southern California.  Mr. Schwartz serves as a director of U.S. Auto Parts Network, Inc., a leading automotive ecommerce company listed on Nasdaq, and New Motion, Inc., a leading online marking services company also listed on Nasdaq.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid during our fiscal year ended June 30, 2008 to our named executive officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Robert S. Ellin, Chief Executive Officer (1)(2)	2007	-	-	-	-	-	-
	2008			-	2,166		2,166

Charles Bentz	2007	-	-	-	1,083	-	-
Chief Financial Officer	2008	-	-	-	-	-	1,083

(1)	As of December 2, 2008, the Company hired Jeffrey Schwartz as its Chief Executive Officer.

(2)	This does not include any fees paid to Trinad Management, LLC as described in “Certain Relationships and Related Party Transactions.”

On December 2, 2008, the Company entered into an employment agreement with Jeffrey Schwartz, pursuant to which Mr. Schwartz became Chairman of the Board and Chief Executive Officer of the Company. Mr. Schwartz’s employment is for a term of three years at a base salary of $250,000 per year.

Other than as described above, we have no plans or arrangements with respect to remuneration received or that may be received by our named executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding outstanding options held by certain of our executive officers as of June 30, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Robert S. Ellin, Chief Executive Officer	25,000	75,000	75,000.09		10/31/17

Charles Bentz Chief Financial Officer	12,500	37,500	37,500.09		10/31/17

DIRECTOR COMPENSATION

The following table presents information regarding outstanding compensation paid to our directors as of June 30, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Jay Wolf	—	1,624	—	1,624
Robert S. Ellin	—	2,166	—	2,166
Barry Regenstein	—	541	—	541
TOTAL	—	4,331	—	4,331

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 18, 2008, the Company entered into a Letter Agreement (the “Letter Agreement”) with TCMF, pursuant to which the parties agreed to convert all current principle and interest outstanding under that certain Loan Agreement.   Pursuant to the Letter Agreement, the Company issued 1,063,836 shares of Common Stock to TCMF as repayment in full of the then outstanding debt under the Loan Agreement. The Letter Agreement provided that TCMF may continue to make loans to the Company at any time and from time to time in accordance with the Loan Agreement. As of February 12, 2009, $350,000 of principal plus accrued interest was outstanding under the Loan Agreement.

On July 11, 2007, the Company entered into a Management Agreement (the “Management Agreement”) with Trinad Management, LLC (“Trinad”). Pursuant to the terms of the Management Agreement, Trinad agreed to provide certain management services, including, without limitation, the sourcing, structuring and negotiation of a potential business combination transaction involving the Company. The Company agreed to pay Trinad a management fee of $90,000 per quarter, plus reimbursement of all expenses reasonably incurred by Trinad in connection with the provision of management services. Management fee expenses for the year ended June 30, 2006, 2007 and 2008 totaled $0, $0 and $180,000, respectively. The Management Agreement was terminable by either party upon written notice, subject to a termination fee of $1,000,000 upon termination by the Company. On August 1, 2008, the Company and Trinad amended the Management Agreement to provide that payment of the termination fee set forth in Section 7(b) of the Management Agreement may be satisfied by the delivery of shares of the Company’s Common Stock or other securities that may be issued by the Company in the event the Company consummates a financing in connection with a change of control or similar transaction involving the Company, calculated based on the value of the shares of Common Stock or other securities sold or issued by the Company in such financing transaction.

In addition, TCMF beneficially owns 8,659,036 shares of our common stock. Robert Ellin and Jay Wolf are the managing members of TCMF.

Our board of directors currently consists of four members. They are Robert Ellin, Jay Wolf, Barry Regenstein and Jeffrey Schwartz. We have determined that Mr. Regenstein is independent using the definition of independence set forth in Nasdaq Marketplace Rule 4200.

DESCRIPTION OF SECURITIES

The authorized capital stock of Lateral Media consists of 80,000,000 shares of capital stock, of which 75,000,000 are shares of Common Stock, $0.001 par value per share, and 5,000,000 are shares of preferred stock, par value $0.001per share (“Lateral Media Preferred Stock”), of which no shares are currently issued and outstanding. The unissued Lateral Media Preferred Stock is issuable in series by action of the Board of Directors. The Board of Directors is authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Lateral Media Preferred Stock, including preferences and other terms that might discourage takeover attempts by third parties.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of February 12, 2009, the closing price of our Common Stock was $1.25.

The Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol “LTLM.OB.” Any investor who purchases our common stock is not likely to find any liquid trading market for our common stock and there can be no assurance that any liquid trading market will develop.

The following table reflects the high and low closing quotations of our common stock for the year ended June 30, 2008. There was no trading of the Company’s Common Stock during the year ended June 30, 2007 through February 5, 2008.

Year Ended June 30, 2009	High	Low
First quarter	$2.50	$1.25
Second quarter	$1.25	$1.25

Year Ended June 30, 2008	High		Low
First quarter	$	N/A	$	N/A
Second quarter	$	N/A	$	N/A
Third quarter		$3.00		$2.50
Fourth quarter		$2.50		$2.50

There has never been a public trading market for any of our securities other than our common stock.

Holders

As of February 12, 2009, there were 5 holders of record of our Common Stock. There were also an undetermined number of holders who hold their stock in nominee or "street" name.

Dividends

Since our inception, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of June 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	450,000	$.09	550,000
Equity compensation plans not approved by security holders
Total	450,000	$.09	550,000

(1) These options were issued pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended (the “Plan”). Under the Plan, Eligible Participants (as the term is defined in the Plan) may be issued stock awards as compensation for their services to the Company. The  Plan authorizes and entitles the Company to issue to Eligible Participants awards up to 4,000,000 shares of Common Stock.

LEGAL PROCEEDINGS
None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On November 6, 2008, we dismissed our independent registered public accounting firm Madsen & Associates, CPA’s Inc. (“Madsen”) which had been serving as our  principal accountant up to such date and appointed Raich Ende Malter & Co. LLP as our new independent registered accountant. The decision to change accountants was approved by the Board.

Other than as described herein, no reports issued by Madsen during the Company’s two most recent fiscal years and any subsequent interim period contained an adverse opinion or disclaimer of opinion, nor were any reports issued by Madsen qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent full fiscal years ended June 30, 2008 and 2007, and the subsequent interim period through November 6, 2008, there were no disagreements with Madsen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Madsen, would have caused Madsen to make references to the subject matter of such disagreements in connection with its reports on the Company’s financial statements during such periods. Madsen issued going concern opinions in connection with its audit of each of the fiscal years ended June 30, 2008 and 2007, stating that, in Madsen’s opinion, the Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. None of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during the period that Madsen served as the Company’s principal accountant.

RECENT SALES OF UNREGISTERED SECURITIES

On October 31, 2007, the Company entered into non-qualified stock option agreements with certain of its employees, directors, officers and consultants (the “Option Holders”) pursuant to its 2007 Employee, Director and Consultant Stock Plan, whereby the Company issued options to purchase an aggregate of 450,000 shares of its common stock, $0.001 par value per share (“Options”). The Options were issued in connection with services provided to the Company by the Option Holders. The Options are exercisable at a price of $0.09 per share over a four-year period, with one quarter of the Options granted vesting on October 31, 2008, the first anniversary of the grant date, and an additional one-fourth of the total Options vesting annually thereafter. The Options were granted pursuant to Section 4(2) of the Securities Act.

On December 2, 2008, in connection with the Purchase Agreement and in consideration of the Assets, we issued to the Seller a warrant to purchase 1,800,000 shares of the Company’s common stock at an exercise price of $1.25 per share (the “Warrant”). The Warrant has a term of five years. The shares of common stock underlying the Warrant are subject to a two year lock-up period, commencing upon issuance following exercise of the Warrant, during which time they cannot be sold or otherwise transferred without the prior written consent of the Company. The Warrant also contains piggy-back registration rights such that in the event the Company determines to register any shares of its common stock, other than on Form S-8, the holder shall have the right to register, subject to certain limitations, the resale of the shares of common stock underlying the Warrant pursuant to such registration statement. The Warrant was issued pursuant to the exemption from registration permitted under Section 4(2) of the Securities Act.

As described above in “Certain Relationships and Related Party Transactions”, on December 18, 2008, we entered into a Letter Agreement with Trinad, pursuant to which the parties agreed to convert all current principle and interest outstanding under that certain Loan Agreement into shares of Common Stock. Pursuant to the Letter Agreement, the Company issued 1,063,836 shares of Common Stock to Trinad as repayment in full of the then outstanding debt under the Loan Agreement. Trinad may continue to make loans to the Company at any time and from time to time in accordance with the Loan Agreement. The securities were issued pursuant to the exemption from registration permitted under Section 4(2) of the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Lateral Media, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising: from any breach of the director’s duty of loyalty to us or our stockholders; from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law; and from any transaction from which the director derived an improper personal benefit.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATERAL MEDIA, INC.

Dated : February 13, 2009	By:	/s/ Charles Bentz
Charles Bentz
Chief Financial Officer

EXHIBIT INDEX

2.1
Plan and Agreement of Merger dated August 17, 2007 between the Company and Asianada, Inc., a Nevada Company (previously filed with the Commission on the Company’s DEF 14C Information Statement filed on September 5, 2007 and incorporated herein by reference).

3.1	Certificate of Incorporation (previously filed with the Commission as Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB filed on October 15, 2007 and incorporated herein by reference).

3.2	Bylaws (previously filed with the Commission as Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed on October 15, 2007 and incorporated herein by reference).

4.1
Warrant, issued to Grupo Grandioso, dated as of December 2, 2008 (previously filed with the Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

3.2
Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware on December 4, 2008 (previously filed with the Commission as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.1
Loan Agreement with Trinad Capital Master Fund, Ltd., dated July 11, 2007 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 17, 2007 and incorporated herein by reference).

10.2
Amendment 1 to Loan Agreement with Trinad Capital Master Fund, Ltd., dated November 15, 2007 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 15, 2007 and incorporated herein by reference).

10.3
Amendment 2 to Loan Agreement with Trinad Capital Master Fund, Ltd., dated April 18, 2008 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on April 24, 2008 and incorporated herein by reference).

10.4
Amendment No. 3 to the Loan Agreement, by and between Asianada Inc. and Trinad Capital Master Fund, Ltd., dated August 1, 2008 (previously filed with the Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 7, 2008 and incorporated herein by reference).

10.5
Letter Agreement, by and between Lateral Media, Inc. and Trinad Capital Master Fund, Ltd., dated as of December 18, 2008 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference)

10.6
Commercial Lease Agreement with Trinad Management, LLC, dated May 1, 2008 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2008 and incorporated herein by reference).

10.7
Management Agreement dated July 11, 2007 between the Registrant and Trinad Management, LLC (previously filed with the Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 17, 2007 and incorporated herein by reference).

10.8
Amendment No. 1 to the Management Agreement, by and between Asianada, Inc. and Trinad Management, LLC, dated August 1, 2008 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 7, 2008 and incorporated herein by reference).

10.9
2007 Employee, Director and Consultant Stock Plan (previously filed with the Commission as Exhibit 10.3 to the Company’s Annual Report on Form 10-KSB filed on October 15, 2007 and incorporated herein by reference).

10.10
Amended and Restated Non-Qualified Stock Option Agreement (previously filed with the Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on November 14, 2007 and incorporated herein by reference).

10.11
Amendment to 2007 Employee, Director and Consultant Stock Plan (previously filed with the Commission as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.12
Form of Incentive Stock Option Agreement (previously filed with the Commission as Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB filed on October 15, 2007 and incorporated herein by reference).

10.13
Asset Purchase Agreement, by and among Lateral Media, Inc. (f/k/a Asianada, Inc.), Grupo Grandioso, LLC and Jeffrey Schwartz, dated as of December 2, 2008 (previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.14
Promissory Note, issued to Grupo Grandioso, LLC, dated as of December 2, 2008 (previously filed with the Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

10.15
Employment Agreement, by and between Lateral Media, Inc. and Jeffrey Schwartz, dated as of December 2, 2008 (previously filed with the Commission as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 8, 2008 and incorporated herein by reference).

16.1
Letter regarding change in certifying accountant dated November 6, 2008 from Madsen & Associates, CPA’s Inc. (previously filed with the Commission as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on November 6, 2008 and incorporated herein by reference).

16.2
Letter regarding change in certifying accountant dated November 13, 2008 from Madsen & Associates, CPA’s Inc. (previously filed with the Commission as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on November 18, 2008 and incorporated herein by reference).